UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 22, 2012

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Echelon Corporation (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on May 22, 2012. Of the 42,604,213 shares of Company common stock entitled to vote at the Annual Meeting, 34,003,423 shares, representing approximately 79.8% of the total votes eligible to be cast, were represented at the meeting in person or by proxy, constituting a quorum. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of three Class B directors to serve for a term of three years:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Finocchio, Jr.	19,891,084	304,316	13,808,023
Armas Clifford Markkula, Jr.	14,417,106	5,778,294	13,808,023
Robert R. Maxfield	16,032,598	4,162,802	13,808,023

Based on the votes set forth above, the three Class B director nominees were duly elected.

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
33,512,816	368,261	122,346	(0)

Based on the votes set forth above, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was duly ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ William R. Slakey
William R. Slakey Executive Vice President and Chief Financial Officer

Date: May 25, 2012